Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-135571 of our report dated June 30, 2006, relating to the consolidated financial statements and financial statement schedule of Applied Precision Holdings LLC and subsidiary, appearing in the Prospectus, which is part of such Registration Statement, and the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Seattle, Washington

August 9, 2006